UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

 March 17, 2011 (March 16, 2011)

COVER-ALL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On March 16, 2011, the board of directors of Cover-All Technologies Inc. (the “Company”) approved the 2011 compensation for its non-employee directors (the “Plan”).  The purpose of the Plan is to compensate members of the Company’s board of directors who are not employees of the Company (each, a “Non-employee Director”).

Pursuant to the Plan, each Non-employee Director will receive: (i) an annual cash compensation of $22,000; and (ii) an annual award of such number of shares of the Company’s common stock that has a Fair Market Value (as defined in the Company’s Amended and Restated 2005 Stock Incentive Plan) of $29,000 on March 16, 2011.  These shares are restricted and will vest on November 30, 2011.  Each Non-employee Director serving on the Company’s Audit Committee will receive an additional $1,000 per quarter in cash.

The terms of the Plan are identical to the terms of the 2010 Non-employee Director compensation plan, approved by the board of directors of the Company on March 12, 2010.

A summary of the Plan is attached hereto as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Summary of 2011 Non-Employee Director Compensation, dated March 16, 2011.

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

By:  /s/ Ann Massey

Ann Massey, Chief Financial Officer

Date:  March 17, 2011

Index to Exhibits

Exhibit No.	Description
Exhibit 99.1	Summary of 2011 Non-Employee Director Compensation, dated March 16, 2011.